Redfin Reports Third Quarter 2023 Financial Results

SEATTLE - November 2, 2023 - Redfin Corporation (NASDAQ: RDFN) today announced results for its third quarter ended September 30, 2023.

Third Quarter 2023
Third quarter revenue was $269.0 million, a decrease of 12% compared to the third quarter of 2022. Gross profit was $98.3 million, an increase of 8% year-over-year. Real estate services gross profit was $54.1 million, a decrease of 2% year-over-year, and real estate services gross margin was 30%, compared to 26% in the third quarter of 2022.

Net loss was $19.0 million, compared to a net loss of $90.2 million in the third quarter of 2022. Net loss attributable to common stock was $19.3 million. Net loss per share attributable to common stock, diluted, was $0.17, compared to net loss per share, diluted, of $0.83 in the third quarter of 2022.

“In a worsening housing market, Redfin earned an adjusted EBITDA profit, a $59 million improvement over the third quarter of 2022, all while growing traffic and gaining share,” said Redfin CEO Glenn Kelman. “In October, we raised capital, began generating revenues from a new digital business, and launched all-variable agent pay in California. This downturn has only made us stronger.”

Third Quarter Highlights
•Third quarter market share was 0.78% of U.S. existing home sales by units, compared to 0.75% in the second quarter of 2023.
•Redfin’s mobile apps and website reached more than 51 million average monthly users, up 1% compared to the third quarter of 2022.
•Achieved mortgage cross-selling attach rate of 18% in the third quarter, despite strong headwinds.
•Sustained momentum in loyalty sales, with 36% of sales coming from loyalty customers in Q3 2023 compared to 33% in Q3 2022.
•Announced a new construction partnership that will add thousands of new listings to Redfin and provide customers with richer information about newly built homes and communities.
•Delivered software to improve customer and agent experience while driving customer contacts and boosting traffic to Redfin:
◦Added wind risk data to home description pages, making Redfin the first brokerage to publish wind risk information for nearly every for-sale home in the U.S.
◦Launched a new design system for rental detail pages, improving the visual appearance and driving significant increases in user engagement. We applied the same design system to the tour checkout process for customers touring with a Redfin partner agent, leading to an increase in contacts.
◦Improved call filters on our customer service line, allowing Redfin sales advisors to spend more time helping high-intent customers.

◦Simplified Redfin Estimate section for off-market home detail pages, making it easier for consumers to find the information they need and generating a 5% increase in listing contacts.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of November 2, 2023, and are subject to substantial uncertainty.

For the fourth quarter of 2023 we expect:
•Total revenue between $211 million and $226 million, representing a year-over-year change between (5)% and 2% compared to the fourth quarter of 2022. Included within total revenue are real estate services revenue between $127 million and $137 million, rentals revenue between $49 million and $50 million, mortgage revenue between $26 million and $29 million and other revenue of $9 million to $10 million.
•Total net loss is expected to be between $27 million and $18 million, compared to net loss of $62 million in the fourth quarter of 2022. This guidance includes approximately $20 million in total marketing expenses, $18 million of stock-based compensation, $15 million in depreciation and amortization, $27 million in gains on extinguishment of convertible senior notes and $2 million to $3 million in net interest expense. Adjusted EBITDA loss is expected to be between $19 million and $9 million. Furthermore, we expect to pay a quarterly dividend of 30,640 shares of common stock to our preferred stockholder.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2022, as supplemented by our quarterly report for the quarter ended September 30, 2023, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measure
To supplement our consolidated financial statements that are prepared and presented in accordance with GAAP, we also compute and present adjusted EBITDA, which is a non-GAAP financial measure. We believe adjusted EBITDA is useful for investors because it enhances period-to-period comparability of our financial statements on a consistent basis and provides investors with useful insight into the underlying trends of the business. The presentation of this financial measure is not intended to be considered in isolation or as a substitute of, or superior to, our financial information prepared and presented in accordance with GAAP. Our calculation of adjusted EBITDA may be different from adjusted EBITDA or similar non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. Our adjusted EBITDA for the three months ended September 30, 2023 and 2022 is presented below, along with a reconciliation of adjusted EBITDA to net loss.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, rentals, lending, title insurance, and renovations services. We also run the country's #1 real estate brokerage site. Our home-buying customers see homes first with same day tours, and our lending and title services help them close quickly. Customers selling a home in certain markets can have our renovations crew fix up their home to sell for top dollar. Our rentals business empowers millions nationwide to find apartments and houses for rent. Customers who buy and sell with Redfin pay a 1% listing fee, subject to minimums, less than half of what brokerages commonly charge. Since launching in 2006, we've saved customers more than $1.5 billion in commissions. We serve more than 100 markets across the U.S. and Canada and employ over 4,000 people.

Redfin-F

Contacts

Investor Relations
Meg Nunnally, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$125,803	$232,200
Restricted cash	1,414	2,406
Short-term investments	41,752	122,259
Accounts receivable, net of allowances for credit losses of $2,529 and $2,223	55,118	46,375
Loans held for sale	137,680	199,604
Prepaid expenses	26,248	34,006
Other current assets	8,811	7,449
Current assets of discontinued operations	—	132,159
Total current assets	396,826	776,458
Property and equipment, net	48,405	54,939
Right-of-use assets, net	35,150	40,889
Mortgage servicing rights, at fair value	34,773	36,261
Long-term investments	5,474	29,480
Goodwill	461,349	461,349
Intangible assets, net	133,031	162,272
Other assets, noncurrent	10,857	11,247
Noncurrent assets of discontinued operations	—	1,309
Total assets	$1,125,865	$1,574,204
Liabilities, mezzanine equity, and stockholders' equity
Current liabilities
Accounts payable	$11,996	$11,065
Accrued and other liabilities	88,191	106,763
Warehouse credit facilities	132,320	190,509
Convertible senior notes, net	—	23,431
Lease liabilities	16,317	18,560
Current liabilities of discontinued operations	—	4,311
Total current liabilities	248,824	354,639
Lease liabilities, noncurrent	31,416	36,906
Convertible senior notes, net, noncurrent	799,665	1,078,157
Deferred tax liabilities	260	243
Noncurrent liabilities of discontinued operations	—	392
Total liabilities	1,080,165	1,470,337
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	39,947	39,914
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 115,210,998 and 109,696,178 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	115	110
Additional paid-in capital	806,330	757,951
Accumulated other comprehensive loss	(257)	(801)
Accumulated deficit	(800,435)	(693,307)
Total stockholders’ equity	5,753	63,953
Total liabilities, mezzanine equity, and stockholders’ equity	$1,125,865	$1,574,204

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$268,956	$305,774	$758,595	$877,639
Cost of revenue	170,616	215,109	501,927	624,089
Gross profit	98,340	90,665	256,668	253,550
Operating expenses
Technology and development	44,392	43,335	139,196	135,678
Marketing	24,095	33,242	97,531	131,352
General and administrative	55,380	57,976	186,584	182,640
Restructuring and reorganization	—	284	7,159	18,399
Total operating expenses	123,867	134,837	430,470	468,069
Loss from continuing operations	(25,527)	(44,172)	(173,802)	(214,519)
Interest income	2,060	1,174	8,170	1,948
Interest expense	(1,603)	(2,219)	(5,291)	(6,648)
Income tax expense	(239)	(132)	(882)	(425)
Gain on extinguishment of convertible senior notes	6,495	—	68,848	—
Other expense, net	(158)	(902)	(537)	(3,077)
Net loss from continuing operations	(18,972)	(46,251)	(103,494)	(222,721)
Net loss from discontinued operations	—	(43,994)	(3,634)	(36,476)
Net loss	$(18,972)	$(90,245)	$(107,128)	$(259,197)

Dividends on convertible preferred stock	(335)	(272)	(858)	(1,416)

Net loss from continuing operations attributable to common stock—basic and diluted	$(19,307)	$(46,523)	$(104,352)	$(224,137)
Net loss attributable to common stock—basic and diluted	$(19,307)	$(90,517)	$(107,986)	$(260,613)

Net loss from continuing operations per share attributable to common stock—basic and diluted	$(0.17)	$(0.43)	$(0.93)	$(2.08)
Net loss attributable to common stock per share—basic and diluted	$(0.17)	$(0.83)	$(0.96)	$(2.42)

Weighted-average shares to compute net loss per share attributable to common stock—basic and diluted	114,592,679	108,618,491	112,141,342	107,566,894

Net loss	$(18,972)	$(90,245)	$(107,128)	$(259,197)
Other comprehensive income
Foreign currency translation adjustments	(15)	27	(73)	65
Unrealized gain on available-for-sale debt securities	210	34	617	812
Comprehensive loss	$(18,777)	$(90,184)	$(106,584)	$(258,320)

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$3,037	$4,165	$10,173	$10,771
Technology and development	8,391	6,353	24,759	20,230
Marketing	1,337	1,002	3,836	2,939
General and administrative	6,035	4,904	16,380	13,022
Total	$18,800	$16,424	$55,148	$46,962

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net loss	$(107,128)	$(259,197)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	48,443	47,438
Stock-based compensation	55,382	51,672
Amortization of debt discount and issuance costs	2,873	4,358
Non-cash lease expense	12,909	11,313
Impairment costs	113	913
Net (gain) loss on IRLCs, forward sales commitments, and loans held for sale	(1,767)	4,228
Change in fair value of mortgage servicing rights, net	1,065	(1,472)
Gain on extinguishment of convertible senior notes	(68,848)	—
Other	(2,013)	3,254
Change in assets and liabilities:
Accounts receivable, net	(238)	(17,052)
Inventory	114,232	56,990
Prepaid expenses and other assets	9,696	(2,721)
Accounts payable	177	(1,875)
Accrued and other liabilities, deferred tax liabilities, and payroll tax liabilities, noncurrent	(19,346)	(24,202)
Lease liabilities	(14,864)	(12,435)
Origination of mortgage servicing rights	(699)	(2,774)
Proceeds from sale of mortgage servicing rights	1,122	1,314
Origination of loans held for sale	(2,798,337)	(3,091,099)
Proceeds from sale of loans originated as held for sale	2,858,656	3,082,858
Net cash provided by (used in) operating activities	91,428	(148,489)
Investing activities
Purchases of property and equipment	(9,235)	(17,496)
Purchases of investments	(76,866)	(145,273)
Sales of investments	124,681	12,946
Maturities of investments	59,383	66,055
Cash paid for acquisition, net of cash, cash equivalents, and restricted cash acquired	—	(97,341)
Net cash provided by (used in) investing activities	97,963	(181,109)
Financing activities
Proceeds from the issuance of common stock pursuant to employee equity plans	5,790	9,679
Tax payments related to net share settlements on restricted stock units	(15,961)	(6,650)
Borrowings from warehouse credit facilities	2,803,589	3,080,606
Repayments to warehouse credit facilities	(2,861,779)	(3,069,728)
Borrowings from secured revolving credit facility	—	552,051
Repayments to secured revolving credit facility	—	(549,416)
Cash paid for secured revolving credit facility issuance costs	—	(764)
Principal payments under finance lease obligations	(73)	(680)
Repurchases of convertible senior notes	(212,401)	—
Repayments of convertible senior notes	(23,512)	—
Net cash (used in) provided by financing activities	(304,347)	15,098
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(73)	(65)
Net change in cash, cash equivalents, and restricted cash	(115,029)	(314,565)
Cash, cash equivalents, and restricted cash:
Beginning of period	242,246	718,281
End of period	$127,217	$403,716

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Monthly average visitors (in thousands)	51,309	52,308	50,440	43,847	50,785	52,698	51,287	44,665
Real estate services transactions
Brokerage	13,075	13,716	10,301	12,743	18,245	20,565	15,001	19,428
Partner	4,351	3,952	3,187	2,742	3,507	3,983	3,417	4,603
Total	17,426	17,668	13,488	15,485	21,752	24,548	18,418	24,031
Real estate services revenue per transaction
Brokerage	$12,704	$12,376	$11,556	$10,914	$11,103	$11,692	$11,191	$10,900
Partner	2,677	2,756	2,592	2,611	2,556	2,851	2,814	2,819
Aggregate	10,200	10,224	9,438	9,444	9,725	10,258	9,637	9,352
U.S. market share by units(1)	0.78%	0.75%	0.79%	0.76%	0.80%	0.83%	0.79%	0.78%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	56%	55%	53%	57%	58%	59%	57%	61%
Average number of lead agents	1,744	1,792	1,876	2,022	2,293	2,640	2,750	2,485
Mortgage originations by dollars (in millions)	$1,110	$1,282	$991	$1,036	$1,557	$1,565	$159	$242
Mortgage originations by units (in ones)	2,786	3,131	2,444	2,631	3,720	3,860	414	591
(1) Prior to the second quarter of 2022, we reported our U.S. market share based on the aggregate home value of our real estate services transactions, relative to the aggregate value of all U.S. home sales, which we computed based on the mean sale price of U.S. homes provided by the National Association of REALTORS® (“NAR”). Beginning in the second quarter of 2022, NAR (1) revised its methodology of computing the mean sale price, (2) restated its previously reported mean sale price beginning from January 2020 (and indicated that previously reported mean sale price prior to January 2020 is not comparable), and (3) discontinued publication of the mean sale price as part of its primary data set. Due to these changes, as of the second quarter of 2022, we report our U.S. market share based on the number of homes sold, rather than the dollar value of homes sold. Our market share by number of homes sold has historically been lower than our market share by dollar value of homes sold. We also stopped reporting the aggregate home value of our real estate services transactions.

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended September 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Revenue	$177,750	$47,410	$32,923	$10,873	$—	$268,956
Cost of revenue	123,684	10,824	29,629	6,479	—	170,616
Gross profit	54,066	36,586	3,294	4,394	—	98,340
Operating expenses
Technology and development	25,711	15,813	800	1,133	935	44,392
Marketing	10,785	12,245	1,088	20	(43)	24,095
General and administrative	18,418	21,838	6,670	952	7,502	55,380
Total operating expenses	54,914	49,896	8,558	2,105	8,394	123,867
(Loss) income from continuing operations	(848)	(13,310)	(5,264)	2,289	(8,394)	(25,527)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	41	42	(73)	207	6,338	6,555
Net (loss) income from continuing operations	$(807)	$(13,268)	$(5,337)	$2,496	$(2,056)	$(18,972)

	Three Months Ended September 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Net (loss) income from continuing operations	$(807)	$(13,268)	$(5,337)	$2,496	$(2,056)	$(18,972)
Interest income(1)	(41)	(81)	(2,886)	(207)	(1,732)	(4,947)
Interest expense(2)	—	—	3,132	—	1,598	4,730
Income tax expense	—	37	70	—	132	239
Depreciation and amortization	3,123	9,681	947	233	312	14,296
Stock-based compensation(3)	11,151	4,255	473	574	2,347	18,800
Gain on extinguishment of convertible senior notes	—	—	—	—	(6,495)	(6,495)
Adjusted EBITDA	$13,426	$624	$(3,601)	$3,096	$(5,894)	$7,651
(1) Interest income includes $2.9 million of interest income related to originated mortgage loans for the three months ended September 30, 2023.
(2) Interest expense includes $3.1 million of interest expense related to our warehouse credit facilities for the three months ended September 30, 2023.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 11 to our consolidated financial statements for more information.

	Three Months Ended September 30, 2022
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Revenue(1)	$211,540	$38,686	$48,469	$7,079	$—	$305,774
Cost of revenue	156,632	8,676	43,783	6,018	—	215,109
Gross profit	54,908	30,010	4,686	1,061	—	90,665
Operating expenses
Technology and development	25,709	15,385	985	751	505	43,335
Marketing	18,772	12,678	1,653	48	91	33,242
General and administrative	20,244	22,722	7,073	784	7,153	57,976
Restructuring and reorganization	—	—	—	—	284	284
Total operating expenses	64,725	50,785	9,711	1,583	8,033	134,837
Loss from continuing operations	(9,817)	(20,775)	(5,025)	(522)	(8,033)	(44,172)
Interest income, interest expense, income tax expense, and other expense, net	—	397	(129)	40	(2,387)	(2,079)
Net loss from continuing operations	$(9,817)	$(20,378)	$(5,154)	$(482)	$(10,420)	$(46,251)
(1) Included in revenue is $4.9 million from providing services to our discontinued properties segment.

	Three Months Ended September 30, 2022
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Net loss from continuing operations	$(9,817)	$(20,378)	$(5,154)	$(482)	$(10,420)	$(46,251)
Interest income(1)	—	—	(4,049)	(42)	(1,115)	(5,206)
Interest expense(2)	—	—	3,364	—	2,215	5,579
Income tax expense	—	(355)	141	—	346	132
Depreciation and amortization	4,388	9,683	1,053	241	291	15,656
Stock-based compensation(3)	9,834	3,632	1,209	341	1,408	16,424
Acquisition-related costs(4)	—	—	—	—	13	13
Restructuring and reorganization(5)	—	—	—	—	284	284
Impairment(6)	—	—	—	—	913	913
Adjusted EBITDA	$4,405	$(7,418)	$(3,436)	$58	$(6,065)	$(12,456)
(1) Interest income includes $4.0 million of interest income related to originated mortgage loans for the three months ended September 30, 2022.
(2) Interest expense includes $3.4 million of interest expense related to our warehouse credit facilities for the three months ended September 30, 2022.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 11 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention for our rentals segment due to the restructuring and reorganization activities from our acquisition of Rent.
(6) Impairment consists of an impairment loss due to subleasing one of our operating leases.

	Nine Months Ended September 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Revenue(1)	$485,687	$135,636	$107,838	$29,434	$—	$758,595
Cost of revenue	359,625	31,016	93,108	18,178	—	501,927
Gross profit	126,062	104,620	14,730	11,256	—	256,668
Operating expenses
Technology and development	82,650	48,081	2,177	3,475	2,813	139,196
Marketing	51,849	42,509	3,122	46	5	97,531
General and administrative	58,997	73,445	20,323	3,049	30,770	186,584
Restructuring and reorganization	—	—	—	—	7,159	7,159
Total operating expenses	193,496	164,035	25,622	6,570	40,747	430,470
(Loss) income from continuing operations	(67,434)	(59,415)	(10,892)	4,686	(40,747)	(173,802)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	41	115	(224)	475	69,901	70,308
Net (loss) income from continuing operations	$(67,393)	$(59,300)	$(11,116)	$5,161	$29,154	$(103,494)
(1) Included in revenue is $1.2 million from providing services to our discontinued properties segment.

	Nine Months Ended September 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Net (loss) income from continuing operations	$(67,393)	$(59,300)	$(11,116)	$5,161	$29,154	$(103,494)
Interest income(1)	(41)	(238)	(9,062)	(475)	(7,400)	(17,216)
Interest expense(2)	—	—	9,737	—	5,285	15,022
Income tax expense	—	123	222	—	537	882
Depreciation and amortization	12,819	30,068	2,929	756	1,745	48,317
Stock-based compensation(3)	33,041	11,580	2,554	1,696	6,277	55,148
Acquisition-related costs(4)	—	—	—	—	8	8
Restructuring and reorganization(5)	—	—	—	—	7,159	7,159
Impairment(6)	—	—	—	—	113	113
Gain on extinguishment of convertible senior notes	—	—	—	—	(68,848)	(68,848)
Adjusted EBITDA	$(21,574)	$(17,767)	$(4,736)	$7,138	$(25,970)	$(62,909)
(1) Interest income includes $9.0 million of interest income related to originated mortgage loans for the nine months ended September 30, 2023.
(2) Interest expense includes $9.7 million of interest expense related to our warehouse credit facilities for the nine months ended September 30, 2023.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 11 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022, October 2022, and March 2023 workforce reductions.
(6) Impairment consists of an impairment loss due to subleasing one of our operating leases.

	Nine Months Ended September 30, 2022
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Revenue(1)	$640,835	$114,979	$104,484	$17,341	$—	$877,639
Cost of revenue	488,114	23,769	95,616	16,590	—	624,089
Gross profit	152,721	91,210	8,868	751	—	253,550
Operating expenses
Technology and development	80,144	44,539	5,236	2,975	2,784	135,678
Marketing	90,380	36,806	3,525	173	468	131,352
General and administrative	67,578	68,738	18,047	2,346	25,931	182,640
Restructuring and reorganization	—	—	—	—	18,399	18,399
Total operating expenses	238,102	150,083	26,808	5,494	47,582	468,069
Loss from operations	(85,381)	(58,873)	(17,940)	(4,743)	(47,582)	(214,519)
Interest income, interest expense, income tax expense, and other expense, net	(123)	1,098	(164)	51	(9,064)	(8,202)
Net loss from continuing operations	$(85,504)	$(57,775)	$(18,104)	$(4,692)	$(56,646)	$(222,721)
(1) Included in revenue is $14.9 million from providing services to our discontinued properties segment.

	Nine Months Ended September 30, 2022
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Net loss from continuing operations	$(85,504)	$(57,775)	$(18,104)	$(4,692)	$(56,646)	$(222,721)
Interest income(1)	—	(1)	(7,296)	(55)	(1,876)	(9,228)
Interest expense(2)	—	—	5,599	—	6,642	12,241
Income tax expense	—	(789)	174	—	1,040	425
Depreciation and amortization	12,957	28,550	2,425	814	909	45,655
Stock-based compensation(3)	29,644	8,611	2,590	1,151	4,966	46,962
Acquisition-related costs(4)	—	—	—	—	2,437	2,437
Restructuring and reorganization(5)	—	—	—	—	18,399	18,399
Impairment(6)	—	—	—	—	913	913
Adjusted EBITDA	$(42,903)	$(21,404)	$(14,612)	$(2,782)	$(23,216)	$(104,917)
(1) Interest income includes $7.3 million of interest income related to originated mortgage loans for the nine months ended September 30, 2023.
(2) Interest expense includes $5.6 million of interest expense related to our warehouse credit facilities for the nine months ended September 30, 2023.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 11 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022, October 2022, and March 2023 workforce reductions.
(6) Impairment consists of an impairment loss due to subleasing one of our operating leases.

Reconciliation of Adjusted EBITDA Guidance to Net Loss Guidance
(unaudited, in millions)

	Q4 2023
	Low	High
Net loss	(27)	(18)
Net interest expense	3	2
Depreciation and amortization	15	15
Stock-based compensation	18	18
Gain on extinguishment of notes	(27)	(27)
Adjusted EBITDA	(19)	(9)
Note: Figures may not sum due to rounding.